Exhibit 13.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The certification set forth below is being submitted to the Securities and Exchange Commission in connection with the Annual Report on Form 20-F for the year ended December 31, 2020 (the “Report”) of Huazhu Group Limited (the “Company”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Qi Ji, the Chief Executive Officer of the Company, and Teo Nee Chuan, the Chief Financial Officer of the Company, each certifies that, to the best of his or her knowledge:

(1)          the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

(2)          the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: April 23, 2021

By:	/s/ Qi Ji
Name: Qi Ji
Title: Chief Executive Officer

By:	/s/ Teo Nee Chuan
Name: Teo Nee Chuan
Title: Chief Financial Officer